CLIFFORD CHANCE LLP

10 UPPER BANK STREET
LONDON E14 5JJ

TEL +44 20 7006 1000
FAX +44 20 7006 5555
DX 149120 CANARY WHARF 3

www.cliffordchance.com
Form of Opinion of Clifford Chance LLP

Sensata Technologies Holding plc
Interface House
Interface Business Park
Bincknoll Lane
Royal Wootton Bassett
Swindon	Our ref: 70-40649519
Wiltshire	Direct Dial: +44 207006 3688
SN4 8SY	E-mail: katherine.moir@cliffordchance.com
                 , 2017
Dear Sirs
Opinion regarding ordinary shares of Sensata Technologies Holding plc

1.	INTRODUCTION

1.1	Merger

1.1.1
We are acting as English legal advisers to Sensata Technologies Holding plc, a public limited company incorporated under the laws of England and Wales ("Sensata-UK"). We understand that Sensata-UK intends to file, on the date of this Opinion, a registration statement on Form S-4 (such registration statement, including the documents incorporated by reference therein, the "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

1.1.2
As described in the Registration Statement, we understand that Sensata-UK is proposing to enter into a cross-border merger which will result in Sensata-UK becoming the ultimate holding company of the Sensata group (the "Merger"). In connection with the Merger, it is proposed that Sensata-UK will issue up to 185,000,000 ordinary shares with a nominal value of EUR 0.01 each (the "Shares").

1.1.3	We have been asked to provide an opinion on certain matters, as set out below, in connection with the filing of the Registration Statement.

1.2	Defined Terms

1.2.1	Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

1.2.2	All references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal Review
In connection with the giving of this Opinion:

1.3.1
we have reviewed only the documents referred to in paragraph 1 of Schedule 1 (Documents, Searches and Enquiries) and conducted only those searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents, Searches and Enquiries);

1.3.2	we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in the Registration Statement;

1.3.3	we have not been responsible for ensuring that the Registration Statement contains all material facts or that it is accurate and not misleading;

1.3.4	we have not been responsible for ensuring that the Registration Statement complies with the requirements of any competent authority; and

1.3.5	we have not been responsible for ensuring that any issuance of Shares registered on the Registration Statement complies with legal and regulatory requirements of any jurisdictions.

1.4	Applicable Law
This Opinion is governed by English law, relates only to English law as applied by the English courts as at the date of this Opinion and does not extend to the laws of any other jurisdiction. All non‑contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5	Taxation
We express no opinion on any taxation matter, and none is implied or may be inferred.

1.6	Assumptions and Reservations
This Opinion is given on the basis of the assumptions set out in Schedule 2 (Assumptions) and is subject to the reservations set out in Schedule 3 (Reservations). This Opinion is strictly limited to the matters stated in paragraph 2 and does not extend to any other matters.

2.	OPINION
We are of the opinion that when (i) the Merger becomes effective; and (ii) valid entries in the books and registers of Sensata-UK are made, the Shares when issued by Sensata-UK will be validly issued in accordance with the Companies Act 2006 and the Final Articles (as defined in paragraph 1 of Schedule 1 (Documents, Searches and Enquiries)) and will be fully paid or credited as fully paid and no further amounts will be payable to Sensata-UK in respect of the issue of those shares (subject to the transfer of valid consideration to Sensata-UK at least equal to the aggregate nominal value of the Shares for the issue thereof).

3.	ADDRESSEES AND PURPOSE
This Opinion is given on the basis that any limitation on the liability of any other adviser to all or any of the persons to whom this Opinion is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

4.	CONSENT TO FILING
We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to all references to our firm included or made a part of the Registration Statement in respect thereto. In giving this consent, we do not hereby admit to be in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.
Yours faithfully
Clifford Chance LLP

SCHEDULE 1
DOCUMENTS, SEARCHES AND ENQUIRIES

1.	DOCUMENTS

(a)	A copy of the Registration Statement filed with the SEC on the date of this Opinion.

(b)	A copy of the certificate of incorporation of Sensata-UK (given under its previous name Eagledrift plc) dated 4 August 2017.

(c)	A copy of the certificate of incorporation on change of name of Sensata-UK dated 25 August 2017.

(d)	A certified copy of the current articles of association of Sensata-UK.

(e)	A certified copy of the articles of association of Sensata-UK approved on 2017 conditional upon and with effect from the date of the Merger (the "Final Articles").

(f)	A certified copy of the written resolutions of the board of directors of Sensata-UK dated 2017.

(g)	A certified copy of the minutes of a general meeting of Sensata UK dated 2017 evidencing the passing of certain resolutions by the sole shareholder of the Company.
For these purposes "certified" means certified by Sensata-UK's secretary or a director of Sensata-UK as a true and complete copy of the relevant original document or a true and complete extract from the relevant original document, as the case may be.

2.	SEARCHES AND ENQUIRIES

(a)
A search was conducted with the Registrar of Companies in respect of Sensata-UK at                 a.m. (British Summer Time) on                 2017, which has not revealed any order or resolution for the winding up of Sensata-UK or any notice of appointment in respect of a liquidator, receiver, administrative receiver or administrator.

(b)
An enquiry by telephone was made at the Companies Court in London of the Central Index of Winding Up Petitions at                 a.m. (British Summer Time) on                 2017 with respect to Sensata-UK, which has not revealed any petition for the winding up of Sensata-UK as having been presented.

SCHEDULE 2
ASSUMPTIONS

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)
All signatures, stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents supplied to us as photocopies or in portable document format (PDF) or other electronic form are genuine, accurate, complete and conform to the originals.

(b)	Any certification referred to in Schedule 1 (Documents, Searches and Enquiries) is correct in all respects.

(c)
The copies of the certificate of incorporation, certificate of incorporation on change of name and articles of association of Sensata-UK provided to us are accurate and complete as of the date of this Opinion.

(d)	The copy of the Final Articles provided to us is accurate and will be adopted without amendment prior to the effective date of the Merger.

2.	CORPORATE AUTHORITY

(a)
The resolutions of the sole shareholder of Sensata-UK set out in the minutes of the general meeting referred to in paragraph (g) of Schedule 1 (Documents, Searches and Enquiries) were duly passed at a properly convened and quorate meeting of the shareholder of Sensata-UK and in all cases have not been amended or rescinded and are in full force and effect and will remain in full force and effect, not having been amended or revoked, at the time of allotment of the Shares.

(b)
The resolutions of the board of directors of Sensata-UK set out in the written board resolutions referred to in paragraph 1 (f) of Schedule 1 (Documents, Searches and Enquiries) were duly passed in accordance with the articles of association of Sensata-UK and in all cases have not been amended or rescinded and are in full force and effect and will remain in full force and effect, not having been amended and revoked, at the time of allotment of the Shares.

(c)
Each director of Sensata-UK has disclosed and will disclose at or prior to the date of allotment of the Shares any interest which he or she may have in the Merger, and any potential conflicts such directors have in respect of the Merger have been approved, in each case in accordance with the provisions of the Companies Act 2006 and Sensata-UK's articles of association and none of the directors has any interest in the Merger except to the extent permitted by Sensata-UK's articles of association.

(d)
In resolving to issue the Shares, the directors of Sensata-UK acted in good faith to promote the success of Sensata-UK for the benefit of its members as a whole and in accordance with any other duty, breach of which could give rise to such transactions being avoided.

(e)
No shares of Sensata-UK will have been allotted, and no rights to subscribe for or to convert any security of Sensata-UK into shares of Sensata-UK have been granted, pursuant to the authorities referred to in paragraph 2 of this Opinion other than the Shares to be issued by Sensata-UK in connection with the Merger.

3.	SEARCHES AND ENQUIRIES
The searches and enquiries referred to in Schedule 1 (Documents, Searches and Enquiries) are complete and accurate in all aspects and have not since the time of such searches and enquiries been altered. However, it is our experience that the searches and enquiries referred to in paragraphs 2(a) and 2(b) in Schedule 1 (Documents, Searches and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England, nor do they indicate whether or not insolvency proceedings have begun elsewhere.

4.	NO CHANGE IN LAW
There will be no change in law or regulation from the date of this Opinion to the effective date of the Merger that would have the effect of rendering any of our opinions invalid, void or otherwise incorrect.

5.	OTHER LAWS
All acts, conditions or things required to be fulfilled, performed or effected in connection with the Shares under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

SCHEDULE 3
RESERVATIONS

1.	LIMITS ON SCOPE OF OPINION

(a)	No opinion is given:

(i)	as to the title to the Shares including, but without limitation, as to whether the legal and beneficial ownership of the Shares is vested in any particular person;

(ii)	on any issues which may arise out of or relate to the giving of financial assistance pursuant to the Companies Act 2006;

(iii)	as to whether a foreign court (applying its own conflict law) will act in accordance with any agreement entered into by Sensata-UK in connection with the Merger as to jurisdiction and/or law; or

(iv)	on the impact on the Merger of the competition laws of any jurisdiction including the laws of England and of the European Union.

(b)
We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this letter that may affect the opinion expressed herein.

(c)	We express no opinion on any withdrawal rights which may arise as a matter of Dutch law in connection with the Merger.